ASSET PURCHASE AGREEMENT
                              BETWEEN M.H.T., INC.
                          AND J.S. TRANSPORTATION, INC.



         This Asset Purchase Agreement, made this ____ day of March, 2000, by and between M.H.T., Inc. ("Seller"), having an address of 821 Marne Highway, Mount Holly, New Jersey 08060, J.S. Transportation, Inc. ("Buyer"), having an address of 40 Exchange Place, 8th Floor, New York, NY and New York Regional Rail Corporation 4302 First Avenue, Brooklyn, NY 11232 ("NYRR").

                                                                  WITTNESSETH:

         WHEREAS, Seller desires to sell to the Buyer and the Buyer desires to Purchase from the Seller all of the assets of the Seller subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter contained, the parties hereto agree as follows:

         1. Sale of Assets. Seller shall, by good and sufficient bills of sale and instruments of assignment, transfer, assign, convey and set over unto Buyer with no retained interest, and the Buyer shall purchase from the Seller, free and clear of any and all liens, liabilities and encumbrances, except as hereinafter agreed, all tangible and intangible assets and properties of the Seller, including but not limited to Seller's customer list, wherever located, including without limitation those assets set forth on Schedule "A" appended hereto.

         2. Consideration. As consideration for the purchase of the Assets Buyer shall transfer to Seller 200,000 shares of the class A common stock of New York Regional Rail Corporation.

         3.Assumption of Liabilities. As further consideration for the purchase of Assets by Buyer from Seller, Seller hereby agrees to assume on behalf of Seller, the liability of Seller emanating from certain financial obligations more particularly described in Schedule "B" appended hereto. The liabilities assumed by Buyer are in the approximate sum of $150,000. Buyer agrees to pay such obligations in a timely fashion.

         3.       Representations, Warranties and Covenants of Seller.
                  ---------------------------------------------------
Seller represents, warrants and covenants to Buyer that:
                           (a)      Seller is a corporation  duly  organized,
validly existing and in good standing under the laws of the State of New Jersey has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned or operated by it; is duly qualified to do business and is in good standing in each jurisdiction where, in the good faith judgment of the management of Seller , the conduct of its business or the ownership of its property and assets requires such qualification.
                           (b)      Seller has full power and  authority  and
has or will obtain all approvals necessary for him to enter into this Agreement and to transfer the Assets to Buyer upon the terms and conditions set forth herein and to vest good and marketable title to the Assets in Buyer and upon the sale and delivery of the Assets on the Closing Date good and except as otherwise set forth herein marketable title thereof, free and clear of any pledges, claims, liens, assessments, encumbrances or restrictions of any nature whatsoever, shall pass to and vest in Buyer.
                           (c)      Neither the  execution  and delivery of this
 Agreement nor the consummation of the transactions contemplated hereby in the manner herein provided will:
                                    (i)     contravene any provision of the
Articles of Incorporation or By-Laws of  Seller ;
                                    (ii)    violate,  be in conflict with,
constitute a default under, cause the acceleration of any payments pursuant to or otherwise impair the good standing, validity and effectiveness of any agreement, contract, indenture, lease or mortgage, or subject any properties or assets of Seller to any indenture, mortgage, contract, commitment or agreement other than the present Agreement) to which Seller is a party or to which Seller is subject; or
                                    (iii)   violate any provision of law, rule,
regulation, order, permit or license to which Seller is subject or pursuant to which Seller conducts its business.
                           (d)      Seller  represents that the only
obligations of it are those identified in the schedule appended hereto as Exhibit "B".

         4. Warranties. Seller warrants that the Assets are in good working order and fit for their intended purpose.


         5. Binding Effect. This Agreement shall inure to the benefit of, and is binding upon the heirs, legatees, personal representatives, successors and assigns of the parties hereto.

         6. Survival of Representations, Warranties and Covenants.
           ------------------------------------------------------
                           (a)      All  representations,  warranties  and
covenants made by the Parties in this Agreement or pursuant hereto shall survive the Closing hereunder notwithstanding any investigation made by or on behalf of either party prior to or after the Closing.
                           (b)      All  representations,  warranties  and
covenants made by the Buyer in this Agreement or pursuant hereto shall survive the Closing hereunder notwithstanding any investigation made by or on behalf of the Seller prior to or after the Closing.

         7.The Closing.
           -----------
                           (a)      The  Closing  Date  shall be  selected  by
the Buyer and shall  occur no later than the ____ day of March, 2000

                           (b)      The Closing  shall be held at the offices of
Cureton  Caplan & Clark,  P.C. 3000  Midlantic  Drive, Suite 101 Mt. Laurel,
New Jersey.

         8.Brokerage; Expenses.
           -------------------
                  The Seller and the Buyer represent, warrant and covenant that all negotiations relative to this Agreement have been carried on by them directly without the intervention of any other person and Seller will indemnify Buyer and hold it harmless against and in respect of any claim for brokerage or other fees or commissions relative to this Agreement or the transactions contemplated hereby. The Buyer agrees similarly to indemnify the Seller as to any such claims made by any person, firm or corporation claiming through Buyer. Except as otherwise expressly provided in this Agreement, Seller and the Buyer agree to bear their respective expenses individually, each in respect of all expenses of any character incurred by it in connection with this Agreement or the transactions contemplated hereby.

         9.Contents of Agreement.
           ---------------------
                  This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and shall not be amended or terminated except by written instrument duly executed by each of the parties hereto. Any and all previous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

        10.Binding Effect and Assignees.
           ----------------------------
                  All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective heirs, personal representatives, successors and assigns. Neither Buyer not Seller shall assign their respective rights nor delegate their respective obligations hereunder to any person without the prior written consent of the other party hereto.

        11.Notices.
                  All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and delivered personally or by register or certified mail, postage prepaid, as follows:
                  If to Buyer:
                           W. Robert Bentley, Director
                           J.S. Transportation, Inc.
                           40 Exchange Place
                           8th Floor
                           New York, New York  10005

                  With a copy to:

                           W. Robert Bentley, President
                           New York Regional Rail Corporation
                           4302 First Avenue
                           Brooklyn, NY 11232

                  If to Seller:
                           William Furter
                           821 Marne Highway
                           Mt. Holly, New Jersey 08060

        12.       New Jersey Law to Govern.
                  ------------------------
                  This Agreement shall be governed as to its validity, interpretation and effect by the laws of New Jersey.

        13.       Section Headings.
                  ----------------
                  All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.
        14.Exhibits.
                  All Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated by reference herein.

        15.Further Actions and Assurances.
           ------------------------------
                  The parties hereto shall execute and deliver such additional documents and shall cause such further and additional action to be taken, either before or after the Closing Date, which may be required or, in the judgment of Buyer, necessary or desirable to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

       16.Covenant Not To Compete.
          -----------------------
                  Seller agrees that he shall not directly or indirectly engage in any conduct that is in competition with Buyer. Specifically, Seller may not transport any "Construction & Demolition" or garbage in the States of New Jersey, Pennsylvania, Maryland, Delaware, Virginia and New York. This covenant shall exist for a period of five years from the date of this agreement.


         17. Time. Time is of the essence of this Agreement and each and all of its provisions.

         18.Counterparts.
                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of such counterparts together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.


         In witness whereof, the parties hereto have executed this Asset Purchase Agreement as of the date written below.


                                            M.H.T., Inc., Seller



Dated:  _______                             ______________________________
                                             William Furter, President



                                            J. S. Transportation, Inc., Buyer



Dated:  _______                             ______________________________
                                            Todd Sage, General Manager



                                            New York Regional Rail Corp.


Dated:_____                                 ________________________________
                                            W. Robert Bentley, President